Exhibit 3.2

CERTIFICATE OF AMENDMENT OF THE

CERTIFICATE OF INCORPORATION OF

BUYERS UNITED, INC.

Buyers United, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

The amendment to the Corporation’s Certificate of Incorporation set forth below was duly adopted by resolutions approved by the Corporation’s board of directors and stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. The amendment will be effective as of 12:01 am Eastern Time on July 15, 2004.

**********************

The Certificate of Incorporation of the corporation is amended by striking Article I in its entirety and replacing there for:

ARTICLE I

NAME

The name of the Corporation is UCN, Inc.

**********************

IN WITNESS WHEREOF, Buyers United, Inc., has caused this Certificate to be signed by its duly authorized officer this 29th day of June 2004.

BUYERS UNITED, INC.

By:	/s/ Paul Jarman
Paul Jarman, President